UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2007

PW EAGLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-18050	41-1642846
(Commission File Number)	(IRS Employer Identification No.)

1550 Valley River Drive, Eugene, Oregon 97401

(Address of Principal Executive Offices) (Zip Code)

(541) 343-0200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 15, 2007, PW Eagle, Inc., a Minnesota corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pipe Dream Acquisition, Inc., a Minnesota corporation (“Merger Subsidiary”), and J-M Manufacturing Company, Inc., a Delaware corporation (“Parent”). Merger Subsidiary is a wholly-owned subsidiary of Parent. Under the terms of the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Subsidiary will cease and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than shares owned by the Company, Parent or any of their respective subsidiaries, or by any shareholders who are entitled to and who properly exercise dissenters’ appraisal rights under Minnesota law, will be converted into the right to receive $33.50 in cash, without interest.

The Board of Directors of the Company unanimously approved the Merger Agreement on the unanimous recommendation of the Board’s Strategic Committee, a special committee consisting entirely of independent directors. The Strategic Committee was formed in May 2006 to explore strategic alternatives to maximize shareholder value. The Strategic Committee engaged an investment-banking firm to assist in exploring various strategic options. As a part of this exploration process, an auction was conducted in which approximately 55 potential strategic and financial buyers were contacted, including Parent.

The Merger requires the approval of holders of a majority of the Company’s outstanding shares. Pirate Capital, LLC, the Company’s largest shareholder, has entered into an agreement with Parent (the “Voting Agreement”) covering approximately 19.9% of the outstanding voting power of the Company. Pursuant to the Voting Agreement, Pirate Capital has (1) agreed to vote in favor of the Merger and vote against actions, including any other acquisition proposals, that would impede or adversely effect the Merger and (2) granted a proxy to Parent and agreed to refrain from granting any proxies to others or entering into any other voting arrangements with respect to, or assigning, encumbering or otherwise disposing of any of, its Company shares. The Voting Agreement is subject to termination in the event the Merger Agreement is terminated. The foregoing summary of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement attached as Exhibit 99.1, incorporated herein by reference.

The Company has made customary representations, warranties and covenants in the Merger Agreement, which generally expire at the effective time of the Merger, and has agreed not to declare any further quarterly or other dividends on its stock. Under the Merger Agreement, the Company is subject to a “no-shop” provision pursuant to which the Company may not solicit competing proposals or participate in any discussions or negotiations regarding alternative business combination transactions. The “no-shop” provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to third party proposals with respect to which the Company’s Board of Directors believes in good faith, after consultation with outside legal and financial advisors, constitutes or would reasonably lead to a transaction that is more favorable to the shareholders of the Company from a financial point of view than the transaction contemplated by the Merger Agreement (a “Superior Proposal”).

Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including approval of the Merger by the Company’s shareholders as described above, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, dissenters’ rights not being exercised for more than 15% of the outstanding shares of the Company, and other customary closing conditions. The parties expect to close the transaction in the second quarter of 2007.

The Merger Agreement may be terminated by the mutual written agreement of Company and Parent or by either party if the Merger has not been consummated on or before September 30, 2007 for reasons other than breach of the Merger Agreement by either party, if the Merger is or becomes legally prohibited, or if the Merger is not approved by the Company’s shareholders. The Merger Agreement may be terminated by Parent if the board of directors of the Company has changed its recommendation of approval of the Merger Agreement, if the Company has entered into or publicly announced its intention to enter into an agreement with respect to a Superior Proposal or otherwise breached the “no shop” provision, or if the Company has breached certain representations, warranties or covenants or otherwise failed to satisfy any condition to closing contained in the Merger Agreement. The Merger Agreement may be terminated by the Company if its board of directors has authorized the Company to enter into an agreement with respect to a Superior Proposal or if Parent or Merger Subsidiary has breached certain representations, warranties or covenants or otherwise failed to satisfy any condition to closing contained in the Merger Agreement.

The Merger Agreement provides that, upon termination under specified circumstances, including a termination under certain circumstances in connection with an Alternative Acquisition Proposal (as such term is defined in the Merger Agreement) or if the Company enters into an agreement relating to an Alternative Acquisition Proposal within six months of a termination due to the Company’s shareholders not approving the Merger, the Company would be required to pay Parent a termination fee equal to three percent (3%) of the aggregate merger consideration and reimburse Parent and Merger Subsidiary for their expenses incurred in connection with the Merger Agreement not to exceed $2.5 million in the aggregate. Under certain other circumstances related to a termination of the Merger Agreement, including if the Company’s shareholders do not approve the Merger but the Company does not enter into an agreement relating to an Alternative Acquisition Proposal within six months of the termination, the Company would not pay a termination fee but would be obligated to reimburse Parent and Merger Subsidiary for their expenses incurred in connection with the Merger Agreement not to exceed $2.5 million in the aggregate.

Other than the Merger Agreement, there is no material relationship between the Company and Merger Subsidiary or Parent. The foregoing summaries of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Subsidiary or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO

READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the SEC website at http:// www.sec.gov. The proxy statement and other documents also may be obtained for free from the Company by directing such request to PW Eagle’s Investor Relations Manager at (541) 343-0200 or on the Company’s website at www.pweagleinc.com.

PW Eagle, Inc. and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from PW Eagle’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of PW Eagle is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 10, 2006. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities, holdings or otherwise, which interests may be different from those of PW Eagle shareholders generally, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Item 7.01	Regulation FD Disclosure

(a) On January 15, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 hereto.

(b) Attached as Exhibit 99.3 to this Current Report is a copy of a letter being sent by the Company to certain of its customers discussing the Merger.

(c) Attached as Exhibit 99.4 to this Current Report is a copy of a letter being sent by the Company to its employees discussing the Merger.

(d) Attached as Exhibit 99.5 to this Current Report is a script being used by certain sales and marketing personnel of the Company when discussing the Merger with the Company’s customers.

(f) Attached as Exhibit 99.6 to this Current Report is a Key Messages Memorandum being used by Company personnel when discussing the Merger.

(g) Attached as Exhibit 99.7 to this Current Report is a Question and Answer Memorandum being used by Company personnel when discussing the Merger.

(h) Attached as Exhibit 99.8 to this Current Report is a copy of a letter being sent by the Company to its suppliers discussing the Merger.

Forward-Looking Statements

Statements that PW Eagle, Inc. may publish, including those in this Current Report that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe,” “look to” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. The following factors, among others, including those contained in PW Eagle’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K, could also cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, including whether PW Eagle’s shareholders will approve the merger; the occurrence of any event, change or other circumstances that could give rise to termination of the merger agreement; costs, fees, expenses or charges related to the merger; any legal proceedings that might be instituted with respect to PW Eagle or the transaction; the inability of the companies to obtain, or meet specific conditions imposed for applicable regulatory approvals relating to the transaction; risks that the proposed transaction might disrupt current plans and operations; potential difficulties in employee retention as a result of the proposed transaction; and the failure of either party to satisfy the closing conditions contained in the merger agreement. All forward-looking statements included in this Current Report and the exhibits furnished herewith are based on information available to PW Eagle on the date of this Current Report. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. PW Eagle undertakes no obligation to update “forward-looking” statements.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions. None

(d)	Exhibits:

2.1	Agreement and Plan of Merger, dated as of January 15, 2007 by and among PW Eagle, Inc., J-M Manufacturing Company, Inc. and Pipe Dream Acquisition, Inc.

99.1	Voting Agreement between Pirate Capital, LLC and J-M Manufacturing Company, Inc. dated January 15, 2007

99.2	Press Release dated January 15, 2007

99.3	Form of Letter to Customers dated January 15, 2007

99.4	Form of Letter to Employees dated January 15, 2007

99.5	Sales Call Script dated January 15, 2007

99.6	Key Messages Memorandum dated January 15, 2007

99.7	Question and Answer Memorandum dated January 15, 2007

99.8	Form of Letter to Suppliers dated January 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PW EAGLE, INC.

Date: January 16, 2007	By	/s/ Scott Long
Scott Long
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

EXHIBIT INDEX

to

FORM 8-K

PW EAGLE, INC.

Date of Report:	Commission File No.:
January 15, 2007	0-18050

Exhibit No.	ITEM

2.1	Agreement and Plan of Merger, dated as of January 15, 2007 by and among PW Eagle, Inc., J-M Manufacturing Company, Inc. and Pipe Dream Acquisition, Inc.

99.1	Voting Agreement between Pirate Capital, LLC and J-M Manufacturing Company, Inc. dated January 15, 2007

99.2	Press Release dated January 15, 2007

99.3	Form of Letter to Customers dated January 15, 2007

99.4	Form of Letter to Employees dated January 15, 2007

99.5	Sales Call Script dated January 15, 2007

99.6	Key Messages Memorandum dated January 15, 2007

99.7	Question and Answer Memorandum dated January 15, 2007

99.8	Form of Letter to Suppliers dated January 15, 2007